EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)


    Earnings per share for the three and six month periods ended June 30, 1999 and 1998 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for the three and six month periods ended June 30, 1998 and 1999:

                                                                             THREE MONTHS             SIX MONTHS
                                                                            ENDED JUNE 30,          ENDED JUNE 30,
                                                                          -------------------     -------------------
                                                                            1998       1999        1998        1999
                                                                          -------    --------     -------    --------
Net income before extraordinary item .................................    $ 1,803    $  3,096     $ 4,449    $  7,474
Extraordinary item ...................................................       --          (200)       --          (200)
                                                                          -------    --------     -------    --------
Net income ...........................................................      1,803       2,896       4,449       7,274
Preferred stock dividends ............................................        151          28         301          56
                                                                          -------    --------     -------    --------
Net income available to common stockholders for basic EPS computation      1,652       2,868       4,148       7,218
Effect of dilutive securities ........................................       --          --           243         291
                                                                          -------    --------     -------    --------
Net income available to common stockholders for diluted EPS
     computation .....................................................    $ 1,652    $  2,868     $ 4,391    $  7,509
                                                                          =======    ========     =======    ========

Weighted average number of common shares outstanding for basic EPS
     computation .....................................................     12,393      15,877      11,775      15,843
Effect of dilutive securities:
     Stock options ...................................................        488         458         377         424
     Assumed conversion of preferred stock ...........................       --          --           722         714
                                                                          -------    --------     -------    --------
Weighted average number of common and common equivalent shares
     outstanding for diluted EPS computation .........................     12,881      16,335      12,874      16,981
                                                                          =======    ========     =======    ========

Basic earnings per share:
     Net income before extraordinary item ............................    $   .13    $    .19     $   .35    $    .47
     Extraordinary item ..............................................       --          (.01)       --          (.01)
                                                                          -------    --------     -------    --------
     Net income ......................................................    $   .13    $    .18     $   .35    $    .46
                                                                          =======    ========     =======    ========

Diluted earnings per share:
     Net income before extraordinary item ............................    $   .13    $    .19     $   .35    $    .45
     Extraordinary item ..............................................       --          (.01)       --          (.01)
                                                                          -------    --------     -------    --------
     Net income ......................................................    $   .13    $    .18     $   .35    $    .44
                                                                          =======    ========     =======    ========